SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            ________________________


                                   FORM 8-K/A
                                AMENDMENT NO. 1

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                         Date of Earliest Event Reported
                                 January 2, 2004


                           IGAMES ENTERTAINMENT, INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                     Nevada
         --------------------------------------------------------------
         (STATE OR OTHER JURISDICTION OF INCORPORATION OF ORGANIZATION)



             000-49723                             88-0501468
      ------------------------        ------------------------------------
      (COMMISSION FILE NUMBER)        (IRS EMPLOYER IDENTIFICATION NUMBER)



                       700 South Henderson Road, Suite 210
                       King of Prussia, Pennsylvania 19406
               ---------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (610) 354-8888
                                                           --------------


                                 Not Applicable
         --------------------------------------------------------------
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

                         ______________________________


                    Exhibit Index appears on page 33 hereof.

GENERAL EXPLANATION

         The purpose of this Report is to amend the registrant's Current Report on form 8-K dated January 2, 2004 that was filed with the Securities and Exchange Commission on January 17, 2004 (the "Initial Report") which reported on the consummation of the Registrant's merger with Money Centers of America, Inc. This Report amends the Initial Report so as to provide the information required under Item 7(a) and 7 (b) of form 8-K.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      Financial Statements of Business Acquired

Audited Financial Statements of Money Centers of America, Inc.

         Independent Auditors Report

         Balance Sheets dated as of September 30, 2003 and September 30, 2002

         Statement of Operations and Accumulated Deficit for the Years Ended September 30, 2003 and September 30, 2002

         Statements of Cash Flows for the Years Ended September 30, 2003 and September 30, 2003

         Notes to Financial Statements

Unaudited Financial Statements of Money Centers of America, Inc.

         Balance Sheets dated as of December 31, 2003 and December 31, 2002

         Statement of Operations and Accumulated Deficit for the Three Months Ended December 31, 2003 and December 31, 2002

         Statements of Cash Flows for the Three Months Ended December 31, 2003 and December 30, 2002

         Notes to Financial Statements

(b)      Pro Forma Financial Statements of Business Acquired

         Unaudited Pro Forma Condensed Combined Financial Statements of Money Centers of America, Inc. Unaudited Pro Forma Combined Balance Sheet, December 31, 2003 Unaudited Pro Forma Statement of Operations for the Year Ended March 31, 2003 Unaudited Pro Forma Statement of Operations for the Nine Months Ended December 31, 2003

(c)      Exhibits.

         2.1 Amended and Restated Agreement and Plan of Merger By and Among Money Centers of America, Inc., Christopher M. Wolfington, iGames Entertainment, Inc., Michele Friedman, Jeremy Stein and Money Centers Acquisition, Inc., dated as of December 23, 2003. *

         4.1      Certificate of Designations Series A Convertible Preferred
                  Stock

         * Previously filed with the Current Report on Form 8-K dated January 2, 2004 and filed on January 17, 2004

(a) Financial Statements of Business Acquired


                         AUDITED FINANCIAL STATEMENTS OF

                         MONEY CENTERS OF AMERICA, INC.

                          INDEX TO FINANCIAL STATEMENTS




Independent Auditors' Report...................................................5

Balance Sheets.................................................................6

Statements of Operations and Accumulated Deficit...............................7

Statements of Cash Flows.......................................................8

Notes to Financial Statements.............................................9 - 16

SHERB & CO., LLP
805 Third Avenue New York, NY 10022    Voice: 212 838-5100     Fax: 212 838-2676
________________________________________________________________________________
Certified Public Accountants


                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Money Centers of America, Inc.


We have audited the accompanying balance sheets of Money Centers of America, Inc., (an S Corporation) as of September 30, 2003 and 2002, and the related statements of operations and accumulated deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects the financial position of Money Centers of America, Inc. as of September 30, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


                                       Certified Public Accountants

New York, New York
December 10, 2003

                         MONEY CENTERS OF AMERICA, INC.

                                 BALANCE SHEETS

                                                            September 30,
                                                      -------------------------
                                                         2003          2002
                                                      -----------   -----------
                                     ASSETS

Current assets:
  Cash and cash equivalents ........................  $ 1,329,444   $   279,577
  Restricted cash ..................................      432,270             -
  Accounts receivable ..............................      588,953       499,821
  Loans receivable .................................            -       635,928
  Due from officer .................................       98,618        88,977
  Prepaid expenses and other current assets ........      155,285       130,876
                                                      -----------   -----------
    Total current assets ...........................    2,604,570     1,635,179

Property and equipment, net ........................      451,534       354,435

Intangible assets, net .............................       41,805        38,144

Deferred financing costs ...........................      139,275        26,157
                                                      -----------   -----------
                                                      $ 3,237,184   $ 2,053,915
                                                      ===========   ===========

                      LIABILITIES AND STOCKHOLDER'S DEFICIT

Current liabilities:
  Accounts payable .................................  $   197,469   $    64,649
  Accrued expenses .................................       84,035       258,074
  Current portion of capital lease .................       15,836             -
  Notes payable ....................................    1,321,738     1,940,646
  Lines of credit ..................................    1,232,876             -
  Due to officer ...................................      100,000             -
  Commissions payable ..............................      305,002       106,768
                                                      -----------   -----------
    Total current liabilities ......................    3,256,956     2,370,137

Capital lease ......................................       54,767             -


Stockholder's deficit:
  Common stock, $.01 par value, 1,000 shares
   authorized; 100 shares issued and outstanding ...            1             1
  Accumulated deficit ..............................      (74,540)     (316,223)
                                                      -----------   -----------
    Total stockholder's deficit ....................      (74,539)     (316,222)
                                                      -----------   -----------

                                                      $ 3,237,184   $ 2,053,915
                                                      ===========   ===========

                       See notes to financial statements.

                         MONEY CENTERS OF AMERICA, INC.

                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                                                            YEARS ENDED
                                                           SEPTEMBER 30,
                                                     --------------------------
                                                        2003           2002
                                                     -----------    -----------

Revenues .........................................   $ 4,411,090    $ 3,558,781

Operating expenses ...............................     3,503,915      2,801,585
                                                     -----------    -----------

Gross Profit .....................................       907,175        757,196

Selling, general and administrative expenses .....       954,985        819,694
                                                     -----------    -----------

Loss from operations .............................       (47,810)       (62,498)

Other income (expenses):

Gain on forgiveness of debt ......................       494,470              -
Interest expense, net ............................      (101,603)       (28,304)
Gain on disposal of fixed assets .................         3,263              -
                                                     -----------    -----------
                                                         396,130        (28,304)
                                                     -----------    -----------

Net income (loss) ................................       348,320        (90,802)

Accumulated deficit, beginning of year ...........      (316,223)      (120,124)

Less distributions ...............................      (106,637)      (105,297)
                                                     -----------    -----------

Accumulated deficit, end of year .................   $   (74,540)   $  (316,223)
                                                     ===========    ===========

                       See notes to financial statements.

                         MONEY CENTERS OF AMERICA, INC.

                            STATEMENTS OF CASH FLOWS

                                                             YEARS ENDED
                                                            SEPTEMBER 30,
                                                      -------------------------
                                                         2003           2002
                                                      -----------   -----------
Cash flows from operating activities:
  Net income (loss) ................................  $   348,320   $   (90,802)
  Adjustments used to reconcile net income (loss) to
   net cash provided (used) by operating activities:
    Gain on forgiveness of debt ....................     (494,470)            -
    Depreciation and amortization ..................      138,751       102,284
    Increase (decrease) in:
      Accounts payable .............................      132,820        12,144
      Accrued expenses .............................     (174,039)     (219,234)
      Commissions payable ..........................      198,234       106,768
    (Increase) decrease in:
      Prepaid expenses and other current assets ....      (24,409)      (42,876)
      Accounts receivable ..........................      (89,132)     (499,821)
                                                      -----------   -----------

Net cash provided (used) by operating activities ...       36,075      (631,537)

Cash flows from investing activities:
  Repayments - Loans receivable ....................      635,928       400,764
  Purchases of property and equipment ..............     (140,137)      (27,292)
  Purchase of intangible assets ....................      (28,771)      (47,557)
                                                      -----------   -----------

Net cash provided by investing activities ..........      467,020       325,915

Cash flows from financing activities:
  Restricted cash ..................................     (432,270)            -
  Proceeds from lines of credit ....................    1,232,876             -
  Distributions to owners ..........................     (106,637)     (105,297)
  Advances to officer ..............................       (9,641)      (88,977)
  Advances from officer ............................      100,000             -
  Repayments of notes payable ......................     (124,438)     (449,902)
  Deferred financing costs .........................     (113,118)      (26,157)
                                                      -----------   -----------

Net cash provided (used) by financing activities ...      546,772      (670,333)

NET INCREASE (DECREASE) IN CASH ....................    1,049,867      (975,955)

CASH, beginning of year ............................      279,577     1,255,532
                                                      -----------   -----------

CASH, end of year ..................................  $ 1,329,444   $   279,577
                                                      ===========   ===========

Supplemental disclosures:

  Cash paid during the year for interest ...........  $    57,558   $    27,190
                                                      ===========   ===========

                       See notes to financial statements.

                         MONEY CENTERS OF AMERICA, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED SEPTEMBER 30, 2003 AND 2002

1. ORGANIZATION

   Money Centers of America Inc. ("MCA", or the "Company"), a Delaware corporation, was incorporated in October 1997.

   MCA provides financial services, primarily automated teller machine ("ATM"), credit card advances and check cashing, to customers at gaming establishments located in California and Wisconsin.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   a. CASH AND CASH EQUIVALENTS

   The Company maintains cash in bank accounts which exceed federally insured limits. At September 30, 2003 and 2002, the Company had deposits in excess of federally insured amounts aggregating approximately $250,000 and $170,000 respectively, at various financial institutions. The Company believes it has its cash deposits at high quality financial institutions. In addition, the Company maintains a significant amount of cash at each of the casinos. Management believes that the Company has controls in place to safeguard these on-hand amounts, and that no significant credit risk exists with respect to cash.

   For purposes of the statements of cash flows, the Company considers all highly-liquid investments with an original maturity date of three months or less to be cash equivalents.

   b. RECEIVABLES AND REVENUE RECOGNITION

      i. ATM AND CREDIT CARD RECEIVABLES

      Fees earned from ATM and credit card advances are recorded on the date of transaction.

      Accounts receivable arise primarily from ATM, credit card advances and check cashing services provided at casino locations. Concentrations of credit risk related to ATM and credit card advances are limited to the processors who remit the cash advanced back to the Company along with the Company's allocable share of fees earned. The Company believes these processors are financially stable and no significant credit risk exists with respect to accounts receivable arising from credit card advances. No allowance was considered necessary at September 30, 2003 and 2002.

                         MONEY CENTERS OF AMERICA, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED SEPTEMBER 30, 2003 AND 2002

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

      ii. CHECK CASHING

      Fees charged for check cashing are recorded at the date the checks are cashed.

      The Company charges operations for potential losses on returned checks. No allowance was considered necessary at September 30, 2003 and 2002.

   c. FAIR VALUE OF FINANCIAL INSTRUMENTS

   The fair values of cash and cash equivalents, credit card receivables, accounts payable and accrued expenses approximate their carrying amounts because of the short maturities of these instruments.

   d. PROPERTY AND EQUIPMENT

   Property and equipment are stated at cost, and depreciation is provided by use of straight-line methods over the estimated useful lives of the assets.

   e. IMPAIRMENT OF LONG-LIVED ASSETS

   The Company reviews long-lived assets to assess recoverability from future operations using undiscounted cash flows. When necessary, charges for impairments of long-lived assets are recorded for the amount by which the present value of future cash flows exceeds the carrying value of these assets.

   f. SOFTWARE DEVELOPMENT COSTS

   Capitalization of software development costs begins upon the establishment of technological feasibility of new or enhanced software products. Technological feasibility of a computer software product is established when the Company has completed all planning, designing, coding and testing that is necessary to establish that the software product can be produced to meet design specifications including functions, features and

                         MONEY CENTERS OF AMERICA, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED SEPTEMBER 30, 2003 AND 2002

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

   technical performance requirements. All costs incurred prior to establishing technological feasibility of a software product are charged to research and development as incurred.

   g. INCOME TAXES

   The shareholders of MCA elected to be taxed as an S Corporation, as defined in the Internal Revenue Code. Such status was also elected for state tax purposes. Under this status, taxable income is passed through and taxed at the shareholder level, rather than at the corporate level.

   h. USE OF ESTIMATES

   Preparation of the financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheets and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

   i. DEFERRED FINANCING COSTS

   Deferred financing costs are amortized over the term of the related debt.

3. PROPERTY AND EQUIPMENT

   The major classes of property and equipment at September 30, 2003 and 2002 are as follows:

                                    Estimated Life      2003         2002
                                    --------------      ----         ----

   Equipment .......................  5 years         $ 631,432    $ 447,148

   Furniture .......................  5 - 7 years        77,256       60,533
                                                      ---------    ---------
                                                        708,688      507,681

   Less accumulated depreciation ...                   (257,154)    (153,246)
                                                      ---------    ---------
                                                      $ 451,534    $ 354,435
                                                      =========    =========

                         MONEY CENTERS OF AMERICA, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED SEPTEMBER 30, 2003 AND 2002

3. PROPERTY AND EQUIPMENT (CONTINUED)

   Depreciation expense, for property and equipment, for the years ended September 30, 2003 and 2002 was $113,641 and $92,871 respectively.

   The amounts above include equipment under capital leases with a gross carrying value of approximately $148,000 and $0 and accumulated depreciation of approximately $11,000 and $0 at September 30, 2003 and 2002 respectively.

4. INTANGIBLE ASSETS

   Intangible assets at September 30, 2003 and 2002 consisted of the following

                                       Estimated        September 30,
                                         Life         2003        2002
                                       ---------      ----        ----

   Software ........................   10 years     $  9,928    $  5,553

   Software development costs ......    5 years       30,075      18,670

   Website development costs .......    3 years       24,000      24,000

   Other ...........................    3 years        1,627           -
                                                    --------    --------
                                                      65,630      48,223

   Less accumulated amortization ...                 (23,825)    (10,079)
                                                    --------    --------
                                                    $ 41,805    $ 38,144
                                                    ========    ========

   Amortization expense, for intangible assets, and the amortization of the deferred financing costs, for the years ended September 30, 2003 and 2002 was $25,110 and $9,413 respectively. Estimated amortization expense over the next five years is as follows:

                           Year             Amount
                           ----             ------

                           2004 .......... $ 16,000

                           2005 ..........    9,000

                           2006 ..........    7,000

                           2007 ..........    6,000

                           2008 ..........    4,000

                         MONEY CENTERS OF AMERICA, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED SEPTEMBER 30, 2003 AND 2002

5. NOTES PAYABLE

   Notes payable at September 30, 2003 and 2002, consist of the following:

                                                        2003          2002
                                                        ----          ----
   Note payable Tunica - Biloxi Tribe 1202;
   interest at 9% per annum; the
   notes are unsecured and due on demand ........    $        -    $  104,907

   Note payable Tunica - Biloxi Tribe 202;
   interest at 9% per annum; the notes
   are unsecured and due on demand ..............             -        63,268

   Note payable Tunica - Biloxi Tribe 402;
   interest at 9% per annum; the notes
   are unsecured and due on demand ..............             -        28,001

   Note payable Tunica - Biloxi Tribe;
   interest at 9% per annum; the notes are
   unsecured and due on demand ..................     1,321,738     1,744,470
                                                     ----------    ----------
                                                     $1,321,738    $1,940,646
                                                     ==========    ==========

6. CAPITAL LEASE

   Capital lease obligation at September 30, 2003 consists of the following:

                                                              2003
                                                              ----
   Obligation under capital lease, imputed
   interest rate at 12.78%; due on
   May 2007; collateralized by equipment ...................$ 70,603

   Less current maturities ................................. (15,836)
                                                            --------
                                                            $ 54,747
                                                            ========

   Future minimum lease payments for equipment acquired under capital leases at September 30, 2003 are as follows:

                           2004 .......... $ 15,836

                           2005 ..........   17,985

                           2006 ..........   21,652

                           2007 ..........   15,130
                                           --------
                                           $ 70,603
                                           ========

                         MONEY CENTERS OF AMERICA, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED SEPTEMBER 30, 2003 AND 2002

7. LINES OF CREDIT:

   Lines of credit at September 30, 2003 consists of the following:

                                                                      2003
                                                                      ----
   Line of credit, maximum availability of $1,800,000, in
   October 2003 the line of credit was amended increasing
   the maximum availability to $3,000,000, through May 2004;
   subject to various restrictive covenants, interest is
   payable monthly at 15% per annum, borrowings are
   collateralized by restricted cash and guaranteed by the
   shareholder of the Company. The line of credit is also
   collateralized by all the assets of the Company, in the
   case that the restricted cash is not sufficient to
   collateralize the outstanding balance on the line of
   credit ......................................................   $  360,030

   Line of credit, interest is payable monthly at 9% per
   annum, the line is unsecured and due on demand ..............      611,000

   Line of credit, non-interest bearing, the line is
   unsecured and due on demand .................................      261,846
                                                                   ----------
                                                                   $1,232,876
                                                                   ==========

8. COMMITMENTS

   a. LEASE COMMITMENTS

   The Company leases office space in Minnesota on a month to month basis for $738 per month.

   The Company's total rent expense under operating leases was approximately $10,000 and $3,000 for the years ended September 30, 2003 and 2002, respectively.

                         MONEY CENTERS OF AMERICA, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED SEPTEMBER 30, 2003 AND 2002

8. COMMITMENTS (CONTINUED)

   b. CASINO CONTRACTS

   MCA operates at a number of Native American owned gaming establishments under contracts requiring the Company to pay a rental fee to operate at the respective gaming locations.

   Typically, the fees are earned by the gaming establishment over the life of the contract based on one of the following scenarios:

      - A dollar amount, as defined by the contract, per transaction volume processed by MCA.

      -  A percentage of MCA's profits at the respective location.

   As of September 30, 2003 and 2002, the Company has recorded $257,098 and $77,736, respectively, of accrued commissions on casino contracts.

9. DUE FROM / TO OFFICER

   Amounts due from and due to officer are non-interest bearing cash advances. The officer is the sole shareholder of the Company.

                         MONEY CENTERS OF AMERICA, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED SEPTEMBER 30, 2003 AND 2002

10. STOCKHOLDER'S DEFICIT

    In 2001, the Company issued a warrant, as amended, to an individual to purchase shares of common stock of the Company representing 10% of the issued and outstanding shares on a fully diluted basis. The exercise price for each share of common stock is $.01.

11. SUBSEQUENT EVENTS

    On November 26, 2003 the Company signed an agreement and plan of merger with iGames Entertainment, Inc., (iGames) a Nevada Corporation. iGames is also in the gaming industry. iGames holds patents, trademarks and rights for a "slot anti-cheating device," for gaming machines, known as the Protector. On November 3, 2003 iGames signed a stock purchase agreement for the acquisition of Chex Services, Inc., a subsidiary of Equitex, Inc. Chex Services, Inc. provides the same financial services to casinos as MCA.

    In October 2003 the Company consolidated all of its notes payable into one note totaling $1,296,176. In December 2003 the Company paid back the note in full. The parties to the note, MCA and the Tunica Biloxi Tribe of Louisiana (the Tribe), have also agreed to a possible additional $3,000,000 to be paid to the Tribe as royalties based on a percentage of future financial service contracts introduced to the Company by the Tribe and a percentage of any new financial service contracts secured by MCA.

                        UNAUDITED FINANCIAL STATEMENTS OF

                         MONEY CENTERS OF AMERICA, INC.

                          INDEX TO FINANCIAL STATEMENTS




Balance Sheets (Unaudited)....................................................18

Statements of Operations and Accumulated Deficit (Unaudited)..................19

Statements of Cash Flows (Unaudited)..........................................20

Notes to Financial Statements (Unaudited)................................21 - 26

                         MONEY CENTERS OF AMERICA, INC.

                                 BALANCE SHEETS
                                   (UNAUDITED)
                                                            December 31,
                                                      -------------------------
                                                         2003           2002
                                                      -----------   -----------
                                     ASSETS
Current assets
  Cash and cash equivalents ........................  $   245,999   $   681,212
  Restricted cash ..................................    1,675,953             -
  Accounts receivable ..............................       28,695        83,808
  Loans receivable .................................            -       661,601
  Due from officer .................................            -        67,631
  Prepaid expenses and other current assets ........      250,231       156,323
                                                      -----------   -----------
    Total current assets ...........................    2,200,878     1,650,575
                                                      -----------   -----------

Property and equipment, net ........................      417,306       337,217
                                                      -----------   -----------
Other assets
  Intangible assets, net ...........................       42,360        36,957
  Deferred financing costs, net ....................      141,607        35,157
                                                      -----------   -----------
    Total other assets .............................      183,967        72,114
                                                      -----------   -----------

                                                      $ 2,802,151   $ 2,059,906
                                                      ===========   ===========

                      LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities
  Current portion of capital lease obligations .....  $    16,521   $         -
  Lines of credit ..................................    2,210,417       180,000
  Notes payable ....................................            -     1,446,176
  Due to officer ...................................      100,000             -
  Accounts payable .................................       95,415        79,159
  Commissions payable ..............................       97,200        98,904
  Accrued expenses .................................      132,037       184,668
                                                      -----------   -----------
    Total current liabilities ......................    2,651,590     1,988,907
                                                      -----------   -----------
Long-term liabilities
  Capital lease obligations ........................       47,795             -
                                                      -----------   -----------
    Total long-term liabilities ....................       47,795             -
                                                      -----------   -----------
Stockholder's equity
  Common stock, $.01 par value, 1,000 shares
    authorized; 100 shares issued and outstanding ..            1             1
  Additional paid-in capital .......................      142,000       494,470
  Accumulated deficit ..............................      (39,235)     (423,472)
                                                      -----------   -----------
    Total stockholder's equity .....................      102,766        70,999
                                                      -----------   -----------

                                                      $ 2,802,151   $ 2,059,906
                                                      ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                         MONEY CENTERS OF AMERICA, INC.

                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
                                   (UNAUDITED)
                                                          Three Months Ended
                                                             December 31,
                                                      -------------------------
                                                          2003           2002
                                                      -----------     ---------

Revenues .........................................    $ 1,748,833     $ 645,623

Operating expenses ...............................      1,324,554       479,032
                                                      -----------     ---------

Gross Profit .....................................        424,279       166,591

Selling, general and administrative expenses .....        285,021       228,962
                                                      -----------     ---------

Income (loss) from operations ....................        139,258       (62,371)

Interest expense, net ............................        (79,053)       (8,210)
                                                      -----------     ---------

Net income (loss) ................................         60,205       (70,581)

Accumulated deficit, beginning of period .........        (74,540)     (316,223)

Less distributions ...............................        (24,900)      (36,668)
                                                      -----------     ---------

Accumulated deficit, end of period ...............    $   (39,235)    $(423,472)
                                                      ===========     =========

   The accompanying notes are an integral part of these financial statements.

                         MONEY CENTERS OF AMERICA, INC.

                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                                                         Three Months Ended
                                                            December 31,
                                                     --------------------------
                                                         2003           2002
                                                     ------------   -----------
Cash flows from operating activities:
  Net income (loss) ...............................  $     60,205   $   (70,581)
  Adjustments to reconcile net income (loss) to net
    cash provided by operating activities:
    Depreciation & amortization ...................        48,481        28,030
    (Increase) decrease in:
       Accounts receivable ........................       560,258       416,013
       Prepaid expenses and other current assets ..       (94,946)      (25,447)
    Increase (decrease) in:
       Accounts payable ...........................      (102,054)       14,510
       Commissions payable ........................      (207,802)       (7,864)
       Accrued expenses ...........................        48,002       (73,406)
                                                     ------------   -----------

Net cash provided by operating activities .........       312,144       281,255
                                                     ------------   -----------

Cash flows from investing activities:
  Decrease in loans receivable ....................             -       (25,673)
  Purchases of property and equipment .............             -        (7,625)
  Purchase of intangible assets ...................        (4,533)       (2,001)
                                                     ------------   -----------

Net cash used by investing activities .............        (4,533)      (35,299)
                                                     ------------   -----------

Cash flows from financing activities:
  Increase in restricted cash .....................    (1,243,683)            -
  Deferred financing costs ........................        (2,332)       (9,000)
  Proceeds from lines of credit ...................    48,564,637     5,774,001
  Principal payments on line of credit ............   (47,597,371)   (5,594,000)
  Principal payments on notes payable .............    (1,321,738)            -
  Repayment of advances ...........................        98,618        21,346
  Principal payments on capital lease .............        (6,287)            -
  Additional paid in capital ......................       142,000             -
  Distributions to owners .........................       (24,900)      (36,668)
                                                     ------------   -----------

Net cash provided (used) by financing activities ..    (1,391,056)      155,679
                                                     ------------   -----------

Net increase (decrease) in cash ...................    (1,083,445)      401,635

Cash, beginning of period .........................     1,329,444       279,577
                                                     ------------   -----------

Cash, end of period ...............................  $    245,999   $   681,212
                                                     ============   ===========

Supplemental disclosures:

  Cash paid during the three months for interest ..  $     79,053   $     8,210
                                                     ============   ===========

   The accompanying notes are an integral part of these financial statements

                         MONEY CENTERS OF AMERICA, INC.

                          NOTES TO FINANCIAL STATEMENTS

                  THREE MONTHS ENDED DECEMBER 31, 2003 AND 2002
                                   (UNAUDITED)

1. ORGANIZATION

   Money Centers of America Inc. ("MCA", or the "Company"), a Delaware corporation, was incorporated in October 1997.

   MCA provides financial services, primarily automated teller machine ("ATM"), credit card advances and check cashing to customers at gaming establishments located in California and Wisconsin.

2. UNAUDITED INTERIM INFORMATION

   The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial statements and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The accompanying financial statements for the interim periods are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the periods presented. These financial statements should be read in conjunction with the financial statements and related footnotes for the year ended September 30, 2003 and notes thereto contained in the Report on Form 8-K as filed with the Securities and Exchange Commission. The results of operations for the three months ended December 31, 2003 are not necessarily indicative of the results for the full fiscal year ending September 30, 2004.

3. PROPERTY AND EQUIPMENT

   The major classes of property and equipment at December 31, 2003 and 2002 are as follows:

                                    Estimated Life      2003         2003
                                    --------------      ----         ----

   Equipment .......................  5 years         $ 631,432    $ 454,773

   Furniture .......................  5 - 7 years        77,256       60,533
                                                      ---------    ---------
                                                        708,688      515,306

   Less accumulated depreciation ...                   (291,382)    (178,089)
                                                      ---------    ---------
                                                      $ 417,306     $337,217
                                                      =========    =========

   Depreciation expense, for property and equipment, for the three months ended December 31, 2003 and 2002 were $36,245 and $24,859 respectively.

   The amounts above include equipment under capital leases with a gross carrying value of $148,437 and $0 and accumulated depreciation of $18,555 and $0 at December 31, 2003 and 2002 respectively.

                         MONEY CENTERS OF AMERICA, INC.

                          NOTES TO FINANCIAL STATEMENTS

                  THREE MONTHS ENDED DECEMBER 31, 2003 AND 2002
                                   (UNAUDITED)

4. INTANGIBLE ASSETS

   Intangible assets at December 31, 2003 and 2002 are as follows:

                                       Estimated        December 31,
                                         Life         2003        2002
                                       ---------      ----        ----

   Software ........................   10 years     $  9,928    $  5,553

   Software development costs ......    5 years       34,608      20,671

   Website development costs .......    3 years       24,000      24,000

   Other ...........................    3 years        1,627           -
                                                    --------    --------
                                                      70,163      50,224

   Less accumulated amortization ...                 (27,803)    (13,267)
                                                    --------    --------

                                                    $ 42,360    $ 36,957
                                                    ========    ========

   Amortization expense, for intangible assets, for the three months ended December 31, 2003 and 2002 was $12,236 and $3,171 respectively. Estimated amortization expense over the next five years is as follows:

                           Year             Amount
                           ----             ------

                           2004 .......... $ 16,000

                           2005 ..........    9,000

                           2006 ..........    7,000

                           2007 ..........    6,000

                           2008 ..........    4,000

                         MONEY CENTERS OF AMERICA, INC.

                          NOTES TO FINANCIAL STATEMENTS

                  THREE MONTHS ENDED DECEMBER 31, 2003 AND 2002
                                   (UNAUDITED)

5. NOTES PAYABLE

   Notes payable at December 31, 2003 and 2002, consisted of the following:

                                                        2003          2002
                                                        ----          ----
   Note payable Biloxi Tribe 1202;
   interest at 9% per annum;
   the notes are unsecured and due on demand ....    $        -    $  104,907

   Note payable Biloxi Tribe 202;
   interest at 9% per annum;
   the notes are unsecured and due on demand ....             -        63,268

   Note payable Biloxi Tribe 402;
   interest at 9% per annum;
   the notes are unsecured and due on demand ....             -        28,001

   Notes payable Biloxi Tribe;
   interest at 9% per annum; the
   notes are unsecured and due on demand ........             -     1,250,000
                                                     ----------    ----------
                                                     $        -    $1,446,176
                                                     ==========    ==========
6. CAPITAL LEASE

   Capital lease obligation at December 31, 2003 consisted of the following:

                                                              2003
                                                              ----
   Obligation under capital lease, imputed
   interest rate at 12.78%; due in May
   2007; collateralized by equipment .......................$ 64,316

   Less current maturities ................................. (16,521)
                                                            --------
                                                            $ 47,795
                                                            ========

   Future minimum lease payments for equipment acquired under capital leases at December 31, 2003 are as follows:

                           2004 .........   $23,799
                           2005 .........    23,799
                           2006 .........    23,799
                           2007 .........     7,932
                                            -------
       Total minimum lease payments .....    79,329

       Less amount representing interest     15,013
                                            -------
       Present value of net minimum lease    64,316

       Less current portion .............    16,521
                                            -------
                                            $47,795
                                            =======

                         MONEY CENTERS OF AMERICA, INC.

                          NOTES TO FINANCIAL STATEMENTS

                  THREE MONTHS ENDED DECEMBER 31, 2003 AND 2002
                                   (UNAUDITED)

7. LINES OF CREDIT:

   Lines of credit at December 31, 2003 and 2002 consisted of the following:

                                                            2003       2002
                                                            ----       ----
   Line of credit, maximum availability of
   $3,000,000 through May 2004; subject to various
   restrictive covenants, interest is payable
   monthly at 15% per annum, borrowings are
   collateralized by restricted cash and
   guaranteed by the shareholder of the Company ......   $1,675,953         -

   Line of credit, interest is payable monthly at
   9% per annum, the line is unsecured and due on
   demand ............................................      148,000   180,000

   Line of credit, non-interest bearing, the line
   is unsecured and due on demand ....................      386,464         -
                                                         ----------   -------

                                                         $2,210,417   180,000
                                                         ==========   =======
8. COMMITMENTS

   a. LEASE COMMITMENTS

   The Company leases office space in Minnesota on a month to month basis for $738 per month.

   The Company's total rent expense under operating leases was approximately $2,500 for the three months ended December 31, 2003 and 2002.

   b. CASINO CONTRACTS

   MCA operates at a number of Native American owned gaming establishments under contracts requiring the Company to pay a rental fee to operate at the respective gaming locations.

   Typically, the fees are earned by the gaming establishment over the life of the contract based on one of the following scenarios:

      - A dollar amount, as defined by the contract, per transaction volume processed by MCA.

      -  A percentage of MCA's profits at the respective location.

   As of December 31, 2003 and 2002, the Company has recorded $37,094 and $71,484, respectively, of accrued commissions on casino contracts.

                         MONEY CENTERS OF AMERICA, INC.

                          NOTES TO FINANCIAL STATEMENTS

                  THREE MONTHS ENDED DECEMBER 31, 2003 AND 2002
                                   (UNAUDITED)

9.  CONCENTRATION OF CREDIT RISK

    The Company maintains cash in bank accounts which exceed federally insured limits. At December 31, 2003 and 2002, the Company had deposits in excess of federally insured amounts aggregating approximately $3,900,000 and $1,200,000 respectively, at various financial institutions. The Company believes it has its cash deposits at high quality financial institutions. In addition, the Company maintains a significant amount of cash at each of the casinos. These casino locations are monitored by casino surveillance and security, and the cash maintained at these locations is also subject to the Company's system of internal controls. Management believes that the Company has controls in place to safeguard these on-hand amounts, and that no significant credit risk exists with respect to cash.

10. STOCKHOLDER'S DEFICIT

    In 2001, the Company issued a warrant, as amended, to an individual to purchase shares of common stock of the Company representing 10% of the issued and outstanding shares on a fully diluted basis. The exercise price for each share of common stock is $.01.

11. SUBSEQUENT EVENTS

    On January 2, 2004, pursuant to an Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") by and among Money Centers, Christopher
    M. Wolfington, iGames, Michele Friedman, Jeremy Stein and Money Centers Acquisition, Inc., a wholly-owned subsidiary of iGames, Money Centers Acquisition, Inc. was merged with and into Money Centers and Money Centers, as the surviving corporation, became a wholly-owned subsidiary of iGames (the "Merger"). In connection with the Merger, all of the issued and outstanding shares of capital stock of Money Centers were tendered to iGames and iGames issued to the Money Centers stockholders an aggregate of 1,351,640 shares of iGames Series A Convertible Preferred Stock, $.001 par value per share, and warrants to purchase an aggregate of 2,500,000 shares of iGames common stock, par value $.004 per share, at an exercise price of $.01 per share. Each share of Series A Convertible Preferred Stock is entitled to ten votes in all matters submitted to a vote of iGames shareholders and is convertible at the option of the holders into ten shares of common stock at any time after the date on which we amend our articles of incorporation to increase the number of authorized shares of our common stock to at least 125,000,000. In addition, at the closing of the Company's previously announced acquisition of Chex (the "Chex Acquisition") each share of Series A Convertible Preferred Stock will automatically be converted into ten shares of common stock. In addition, at the closing of the Chex Acquisition, the Money Centers stockholders are entitled (subject to certain limitations) to additional consideration equal to that number of shares of iGames common stock necessary to ensure that they own an aggregate of 30% of the issued and outstanding shares of iGames common stock following such issuance, the issuance of shares of iGames common stock in the Chex Acquisition and assuming full conversion of all shares of Series A Convertible Preferred Stock. The acquisition will be accounted for as a reverse acquisition under the purchase method for business combinations. The combination of the two companies will be recorded as a recapitalization of Money Centers, pursuant to which Money Centers will be treated as the continuing entity.

    Following the consummation of this merger, all of our existing officers resigned from their positions and Christopher M. Wolfington was appointed President and Chief Executive Officer of the Company and Chairman of its Board of Directors. The Company's Board of Directors presently consists of four members, one of whom is Mr. Wolfington , one of whom is Jeremy Stein, our former president, and two of whom are independent directors. All other previous members of our Board of Directors resigned upon consummation of this merger.

    Pursuant to the terms of a Stock Purchase Agreement between iGames, Helene Regen and Samuel Freshman dated January 6, 2004 (the "Stock Purchase Agreement"), iGames acquired all of the issued and outstanding shares of capital stock of Available Money, a provider of cash access services based in Los Angeles, California. The purchase price of this transaction was $6,000,000, $2,000,000 of which was paid in cash at closing, $2,000,000 of which is due in cash on or before March 6, 2004, and $2,000,000 of which is due in cash or, at the election of iGames, by issuance of 1,470,589 shares of iGames common stock on the earlier of (i) the closing of iGames' acquisition of Chex Services, Inc., (ii) the termination of that proposed transaction or (iii) June 30, 2004. The Stock Purchase Agreement provides for adjustment of the purchase price in the event that certain of Available Money's customer contracts do not renew or that the former stockholders of Available Money do not provide iGames with assistance in obtaining renewals of such contracts. The primary assets acquired as a result of this transaction are Available Money's contracts to provide automatic teller machines to 18 customers, 15 of which are traditional casino operations. The former stockholders of Available Money retain the right to receive all payments subsequent to the closing date that relate to services provided by Available Money through December 31, 2003 and are jointly and severally liable for all costs and expenses incurred by Available Money relating to services rendered on or before December 31, 2003.

    The cash portion of the purchase price was and will be financed by third party lenders.

(b) Pro Forma Financial Statements of Business Acquired

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Combined Financial Statements of iGames Entertainment, Inc. ("iGames") and Money Centers of America, Inc. ("Money Centers") gives effect to the merger between iGames and Money Centers under the purchase method of accounting prescribed by Accounting Principles Board Opinion No. 16, Business Combinations. These Pro Forma statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable. The Unaudited Pro Forma Combined Financial Statements do not purport to represent what the results of operations or financial position of iGames would actually have been if the merger had in fact occurred on April 1, 2002 nor do they purport to project the results of operations or financial position of iGames for any future period or as of any date, respectively. The acquisition of Money Centers by iGames has been accounted for as a reverse acquisition under the purchase method for business combinations. The combination of the two companies is recorded as a recapitalization of Money Centers pursuant to which Money Centers is treated as the continuing entity. Accordingly, the operations presented in the unaudited pro forma statement of operations include only the historical operations of Money Centers.

These Unaudited Pro Forma Combined Financial Statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger between iGames and Money Centers.

You should read the financial information in this section along with iGames's historical financial statements and accompanying notes in prior Securities and Exchange Commission filings and in this amended Current Report on Form 8-K.

                                               iGAMES ENTERTAINMENT, INC.

                                       UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                                    DECEMBER 31, 2003
                                                                                           Pro Forma
                                                                                          Adjustments
                                                            Money                    ---------------------
                                                           Centers       iGames        Debit      Credit     Pro Forma
                                                         -----------   -----------   ---------  ----------  -----------
                        ASSETS
Current assets:
  Cash and cash equivalents ...........................  $   245,999   $    27,398                          $   273,397
  Restricted cash .....................................    1,675,953       150,000                            1,825,953
  Accounts receivable .................................       28,695        10,060                               38,755
  Inventory ...........................................            -       132,348                              132,348
  Deferred acquisition costs ..........................            -       160,000                              160,000
  Prepaid expenses and other current assets ...........      250,231             -                              250,231
                                                         -----------   -----------                          -----------
    Total current assets ..............................    2,200,878       479,806                            2,680,684

Property and equipment, net ...........................      417,306         7,123                              424,429

Intangible assets, net ................................       42,360       426,085                              468,445

Deposits ..............................................            -         4,865                                4,865

Deferred financing costs ..............................      141,607             -                              141,607
                                                         -----------   -----------                          -----------
                                                         $ 2,802,151   $   917,879                          $ 3,720,030
                                                         ===========   ===========                          ===========

         LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Accounts payable ....................................  $    95,415   $   133,590                          $   229,005
  Accrued expenses ....................................      132,037       168,048                              300,085
  Current portion of capital lease ....................       16,521             -                               16,521
  Notes payable .......................................            -        18,500                               18,500
  Lines of credit .....................................    2,210,417       375,276                            2,585,693
  Due to officer ......................................      100,000             -                              100,000
  Commissions payable .................................       97,200             -                               97,200
                                                         -----------   -----------                          -----------
    Total current liabilities .........................    2,651,590       695,414                            3,347,004

Capital lease .........................................       47,795             -                               47,795


Stockholder's equity:
  Preferred stock, Series A, $.001 par value,
    5,000,000, shares authorized 1,351,640
    shares issued and outstanding, each share
    of Series A Preferred stock is
    convertible into 10 shares of common stock ........            -             -                   1,352        1,352
  Common stock, $.004 par value, 50,000,000
    shares authorized; 3,966,291 shares
    issued and outstanding ............................            1        15,865           1                   15,865
  Additional paid-in capital ..........................      142,000     4,746,554   4,541,305                  347,249
  Deferred compensation ...............................            -        (6,250)                  6,250            -
  Accumulated deficit .................................      (39,235)   (4,533,704)              4,533,704      (39,235)
                                                         -----------   -----------                          -----------
    Total stockholder's equity ........................      102,766       222,465                              325,231
                                                         -----------   -----------                          -----------

                                                         $ 2,802,151   $   917,879                          $ 3,720,030
                                                         ===========   ===========                          ===========


                                                           28

                                               iGAMES ENTERTAINMENT, INC.

                                       UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                                                YEAR ENDED MARCH 31, 2003
                                                                                           Pro Forma
                                                                                          Adjustments
                                                            Money                    ---------------------
                                                           Centers       iGames        Debit      Credit     Pro Forma
                                                         -----------   -----------   ---------  ----------  -----------

Revenues ..............................................  $ 3,179,035   $         -                          $ 3,179,035

Operating expenses ....................................    2,470,630             -                            2,470,630
                                                         -----------   -----------                          -----------

Gross Profit ..........................................      708,405             -                              708,405

Selling, general and administrative expenses ..........      766,470             -                              766,470
                                                         -----------   -----------                          -----------

Loss from operations ..................................      (58,065)            -                              (58,065)

Interest expense, net .................................      (17,588)            -                              (17,588)
                                                         -----------   -----------                          -----------

Net loss ..............................................  $   (75,653)  $         -                          $   (75,653)
                                                         ===========   ===========                          ===========

Net loss per common share-basic .......................  $     (0.03)  $         -                          $     (0.03)
                                                         ===========   ===========                          ===========

Net loss per common share-diluted .....................  $     (0.00)  $         -                          $     (0.00)
                                                         ===========   ===========                          ===========

Weighted average common shares outstanding
   -Basic .............................................    2,521,346             -                            2,521,346
                                                         ===========   ===========                          ===========

Weighted average common shares outstanding
   -Diluted ...........................................   18,537,746             -                           18,537,746
                                                         ===========   ===========                          ===========


                                                           29

                                               iGAMES ENTERTAINMENT, INC.

                                       UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                                           NINE MONTHS ENDED DECEMBER 31, 2003
                                                                                           Pro Forma
                                                                                          Adjustments
                                                            Money                    ---------------------
                                                           Centers       iGames        Debit      Credit     Pro Forma
                                                         -----------   -----------   ---------  ----------  -----------

Revenues ..............................................  $ 4,857,133   $         -                          $ 4,857,133

Operating expenses ....................................    3,859,592             -                            3,859,592
                                                         -----------   -----------                          -----------

Gross Profit ..........................................      997,541             -                              997,541

Selling, general and administrative expenses ..........      806,685             -                              806,685
                                                         -----------   -----------                          -----------

Income from operations ................................      190,856             -                              190,856

Other income (expenses):

Gain on forgiveness of debt ...........................      494,470             -                              494,470
Interest expense, net .................................     (163,069)            -                             (163,069)
Gain on disposal of fixed assets ......................        3,263             -                                3,263
                                                         -----------   -----------                          -----------
                                                             334,664             -                              334,664
                                                         -----------   -----------                          -----------

Net income (loss) .....................................  $   525,520   $         -                          $   525,520
                                                         ===========   ===========                          ===========


Net income per common share-basic .....................  $      0.14   $         -                          $      0.14
                                                         ===========   ===========                          ===========

Net income per common share-diluted ...................  $      0.03   $         -                          $      0.03
                                                         ===========   ===========                          ===========

Weighted average common shares outstanding
   -Basic .............................................    3,772,219             -                            3,772,219
                                                         ===========   ===========                          ===========

Weighted average common shares outstanding
   -Diluted ...........................................   19,788,619             -                           19,788,619
                                                         ===========   ===========                          ===========


                                                           30

                           iGAMES ENTERTAINMENT, INC.
                         Unaudited Pro Forma Adjustments

            Pro Forma adjustments reflect the following transactions:

                                              DR          CR
                                           ---------   ---------

1.

Additional Paid-in Capital .............   4,541,305
Common stock ...........................           1
Preferred stock.........................                   1,352
Deferred compensation...................                   6,250
Accumulated deficit ....................               4,533,704


To record recapitalization of Money Centers and issuance of 1,351,640 shares of Series A Preferred Stock of iGames in exchange for all the outstanding shares of Money Centers.

The acquisition has been accounted for as a reverse acquisition under the purchase method for business combinations. The combination of the two companies is recorded as a recapitalization of Money Centers, pursuant to which Money Centers is treated as the continuing entity.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    IGAMES ENTERTAINMENT, INC.



                                    By: /s/ Christopher M. Wolfington
                                        -----------------------------
                                    Name:  Christopher M. Wolfington
                                    Title: President and Chief Executive Officer


Date:  March 15, 2004

                                  EXHIBIT INDEX


Exhibit No.

   4.1      Certificate of Designations of Series A Preferred Stock